Exhibit 10.44
                                    AGREEMENT


      AGREEMENT made as of the 29th day of October, 1997 by and between Maui Tacos International, Inc., a Georgia corporation to be formed located at 1775 The Exchange, Atlanta, Georgia 30339 (hereinafter referred to as "MTII") and Blimpie International, Inc. located at 740 Broadway, New York, New York 10003 (hereinafter referred to as "Blimpie"), Lumi Kuke Partnership, a Hawaii limited partnership located at c/o David H. Nakamura, Esq., 38 South Market Street, Wailuku, Maui, Hawaii, 96793 (hereinafter referred to as "Lumi Kuke"); Lau Lau, Inc. (corporate general partner of Lumi Kuke) located at c/o Mark Ellman at Maui Tacos, 844 Front Street, Lahaina, Maui, Hawaii, 96761 and Mark Ellman located at c/o David H. Nakamura, Esq., P. O. Box 1431, Wailuku, Maui, Hawaii, 96793 (hereinafter referred to as "Ellman") and Shep Gordon located at c/o Jeffrey M. Smith, Esq., Katz, Smith & Cohen, Ivy Place, 3423 Piedmont Road, N.E., Second Floor, Atlanta, Georgia 30305 (hereinafter referred to as "Gordon"); No Lava, Inc. a Hawaii corporation located at c/o David H. Nakamura, Esq., 38 South Market Street, Wailuku, Maui, Hawaii, 96793 (hereinafter referred to as "No Lava"); Robert Sitkoff located at 1775 The Exchange, Atlanta, Georgia 30339 (hereinafter referred to as "Sitkoff"); and Yvonne Downes located at c/o Charles
G. Leaness, Esq., 740 Broadway, New York, New York 10003.

                                   PREAMBLE

       Lau Lau, Inc. is the General Partner of Lumi Kuke and Ellman and Gordon are limited partners of Lumi Kuke. Lumi Kuke is the current owner of the trademark "Maui Tacos" and of certain intellectual property and trade secrets regarding the Maui Tacos business operation and format and an owner of four Maui Tacos restaurants in Maui, Hawaii. Ellman is also the sole stockholders, officers and directors of No Lava owning 100% of the outstanding and issued shares of said corporation. No Lava is the former owner of a U.S.A. trademark application for the trademark "Maui Tacos" Serial Number 74/664,190, Class 25 and 42 which is currently subject to a trademark office action having assigned all right, title and interest in and to the Maui Tacos trademark, any and all intellectual properties and trade secrets to Lumi Kuke on October 21, 1997. If for whatever reason the Maui Tacos trademark cannot be obtained, then the parties will create another trademark incorporating "Maui Tacos" therein. Lumi Kuke has previously authorized those corporations identified on the annexed Exhibit A by a cancelable license to utilize the trademark Maui Tacos in conjunction with their Hawaiian/Mexican restaurant operations. Collectively, Lumi Kuke and No Lava are the owners of six Maui Tacos restaurants whose locations are identified on Exhibit A.


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

       Mark Ellman is a food service expert and chef noted for his expertise in cooking and product development particularly of Hawaiian/Mexican food products and fruit type drinks including "Smoothies". Gordon is a businessman and promoter/developer of concepts with special skills in public relations, marketing, private labeling and promotion of Hawaiian/Mexican restaurants and food products.

      Blimpie is a New Jersey public corporation and the licensee of the Blimpie trademarks (Blimpie has received a 99 year license to sublicense the Blimpie trademarks from Anthony P. Conza and David L. Siegel, Esq.) and franchisor of approximately 1,700 open Blimpie Restaurants and approximately 100 subfranchises. Blimpie has been in the franchise and subfranchise business since 1977 and is desirous of associating with Lumi Kuke, Ellman and Gordon on behalf of themselves and as representatives of Lumi Kuke in connection with the development of a franchise system specializing in Hawaiian/Mexican cuisine under the name "Maui Tacos" and a fruit type drink operation which will also sell "Smoothie's" whose names have yet to be developed.

      Lumi Kuke, Ellman and Gordon have reviewed the current 1997 NYS/FTC and Hawaii/FTC Blimpie Restaurant Franchise and Subfranchise Disclosure Documents of Blimpie including the franchise agreement, subfranchise agreement, information regarding officers, directors, control persons, financial statements, and such other information as is available prior to the execution of this Agreement. Gordon and Ellman have visited Blimpie's executive offices in New York, New York as well as a number of Blimpie Restaurants and have reviewed materials regarding Blimpie and its executive staff. Blimpie has visited a number of the Maui Tacos locations set forth on the annexed Exhibit A and its executives have met with Gordon in New York, New York and Ellman and Gordon in Hawaii.

      Under discussion, and subject to a decision of the Board of Directors of MTII, is the development of one or more pilot locations which may be independent stand alone Maui Tacos outlets or co-branded Maui Tacos outlets in order to develop the operating system, establish all of the needed procedures and know-how required by MTII to effectively operate its business.

      WHEREAS, Blimpie and Lumi Kuke each desire to associate with the other in the development of a franchise system which will be owned by MTII as hereinafter described; and



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

      WHEREAS, Ellman is the sole stockholder of No Lava; Lau Lau, Inc. is the general partner and Ellman and Gordon are the limited partners of Lumi Kuke; and

      WHEREAS, Yvonne Downes is the individual who has introduced Gordon to Blimpie and is entitled to a finders fee for such introduction.

      NOW, THEREFORE, in consideration of the foregoing and the mutual terms, covenants and conditions herein below set forth, it is agreed as follows:

      1. Corporation Formation. Blimpie has formed a Georgia corporation with the name of "Maui Tacos International, Inc." The corporation shall be authorized to issue 15,000,000 shares of common stock (no par value).

      2. Shareholder Identification. For the subscription prices set forth in
Article 3.1 herein, the applicable parties (for the purpose of this Agreement, applicable parties shall be defined to be Lumi Kuke and Blimpie, not Sitkoff, Downes or any of the Celebrities or other entities that receive shares from
MTII) to this Agreement agree that they will perform all acts and execute all documents and instruments necessary to reflect ownership of MTII's stock in the following manner:

      Shareholder                         Number of Shares Owned
      -----------                         ----------------------
      Lumi Kuke                                 1,600,000
      Blimpie                                   6,000,000
      Celebrities or Other Entities
        To Be mutually
        agreed upon                               800,000
      Yvonne Downes                               100,000
      Robert Sitkoff                              200,000

The certificate or certificates representing the shares issued by MTII to all current and future shareholders shall have endorsed upon the face thereof the following legend: "This share certificate is held subject to the terms of an agreement dated October 29, 1997 made by the Corporation with Lau Lau, Lumi Kuke, No Lava, Blimpie, Mark and Judy Ellman, Gordon, Downes and Sitkoff, a copy of which is on file at the office of this corporation." At such time that MTII is involved in a public registration wherein its shares are sold to the public in accordance with applicable laws, rules and regulations, said shares shall not


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

bear an inscription nor shall said public shareholders be obligated under this Agreement.

With respect to shares to be issued to Celebrities or other entities, such decision shall be made by Lumi Kuke and Blimpie unanimously. Currently it is intended that 100,000 shares shall be sold for nominal consideration to Sharon Stone, Michael Douglas and Alice Cooper. Under discussion are plans to issue shares over time to outside entities such as music promoters or other businesses which will result in a benefit to MTII whether via marketing, advertising, networking or some constructive benefit to MTII. Any additional sale or grant of the shares of MTII after the projected 800,000 shares to be sold for nominal consideration to Celebrities or other entities, shall be subject to a decision of the Board of Directors of MTII and its shareholders as may be appropriate in accordance with all applicable laws, rules and regulations. Any additional sale or grant of the shares of MTII shall only be for a proper corporate purpose, for fair and reasonable consideration in the event of a private placement sale of any of the shares of MTII or in the event of a grant of shares for nominal consideration to an entity that will provide reasonable services or benefits to MTII to merit such a grant for nominal consideration or in conjunction with an authorized employee stock option or benefit plan for the employees of MTII. The grant for nominal consideration of any of the shares of MTII to any relative of any member of the Board of Directors of MTII (excluding Ellman or Gordon) or Blimpie shall require the consent of Lumi Kuke prior to such transaction.

      3.    Subscription Price.

      3.1 Blimpie shall pay the following subscription price for its shares:
Blimpie shall invest as a capital contribution the sum of $10,000 and shall within 30 days from the execution date of all parties loan MTII the sum of $240,000 to be repaid five (5) years from the date of receipt plus interest equal to the average of the prime rate of Citibank, N.A. over said five (5) year term. Annexed to this Agreement is the form of the promissory note to be executed by MTII. Thereafter Blimpie may in its sole discretion without any obligation to do so, loan to MTII such other sums as needed by MTII in an amount not to exceed $1,250,000 on the same terms as the initial loan but payable five
(5) years after receipt of said funds plus interest compounded annually equal to the average of the prime rate of Citibank, N.A. over said five (5) year as said funds are needed by MTII. However Blimpie shall have the right to cease loaning MTII any funds after the first loan of $240,000 at any time in its sole discretion.


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

      3.2 Lumi Kuke shall pay the following subscription price for its shares:
Lumi Kuke shall pay MTII the sum of $100.00 for its shares in MTII.

      3.2.1 Upon the execution of this Agreement, Lau Lau, Ellman and Gordon shall cause Lumi Kuke for the consideration of $100 paid to Lumi Kuke by MTII to assign, convey and transfer all right, title and interest they may have in (i) the Maui Tacos trade name; (ii) the Maui Tacos trademark and (iii) all trade secrets and intellectual property regarding the Maui Tacos system of operation, to MTII. It is acknowledged by MTII that any right, title and interest it may receive from Lumi Kuke in the Maui Tacos trademark is subject to the obtaining of said trademark and there are no representations or warranties that said trademark may be obtained from the U.S. Patent office or when said trademark may be obtained. MTII shall continue seeking to have the Maui Tacos name registered but may also file a second trademark using the Maui Tacos name in part as well as seek to file state trademarks whenever and wherever MTII commences business activities. At the request of MTII, the parties hereto shall jointly cooperate in an attempt to sell MTII branded products as currently developed by Lumi Kuke and/or Ellman and Gordon in appropriate states in order to facilitate state trademark filings.

      3.3 Sitkoff and Downes shall each pay $100 to MTII.

      3.4 Celebrities. By execution hereof, the signators to this Agreement hereby acknowledge that in order to obtain publicity and public awareness, it is contemplated that agreed upon Celebrities and other entities will be granted shares in MTII for nominal consideration in anticipation that their association with MTII will facilitate franchise and subfranchise sales.

      4. The initial by-laws of MTII are annexed.

      4.1 The initial first Board of Directors of MTII shall consist of 3 members for the first month of operations and then five directors elected by the existing shareholders as of the date of the first Board of Director election. Said shareholders shall elect Robert Sitkoff as Chairman, Anthony P. Conza as Vice Chairman and David L. Siegel, Esq. and, at the written request of Mark Ellman and Gordon, at any time within 6 months from the date hereof the shareholders shall elect Mark Ellman and Gordon to serve as members of the Board of Directors for a one-year term. The Board of Directors members shall serve for a one year period until election of the successor Board of Directors pursuant to the by-laws


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

of MTII.

      4.2 The Board of Directors of MTII shall elect the following persons to the corporate offices listed below:

                       President:         Robert Sitkoff
                       Vice President:    Anthony P. Conza
                       Secretary:         Charles G. Leaness
                       Treasurer:         David L. Siegel, Esq.

Chairman of the Board of Directors shall be Anthony P. Conza and Vice Chairman David L. Siegel, Esq.

      4.3 All checks shall require the signature of Robert Sitkoff, Anthony P. Conza or David L. Siegel, Esq.

      4.4 MTII shall bank at NationsBank of Georgia, N.A. or a branch thereof.

      4.5 The officers and other employees of MTII shall be paid salaries and other compensation as determined by the Board of Directors in its sole discretion. In order to protect Lumi Kuke it is agreed that all compensation paid to officers and other employees shall be reasonable and consistent with industry standards. In the event that Lumi Kuke contends that any compensation payable to any officer or employee is unreasonable and inconsistent with industry standards, Lumi Kuke may commence an arbitration with the American Arbitration Association to declare that the compensation is unreasonable and inconsistent with industry standards and seeking to establish appropriate compensation. The arbitrator's decision shall be final.

      4.6 Annexed to this Agreement are the by-laws of MTII which are hereby approved by the undersigned parties.

      5. Option To Purchase. Lumi Kuke, Downes, Sitkoff and their respective successors and assigns hereby grants to Blimpie a 15 year option, expiring on the 15th anniversary date of this Agreement, 2012 at 5:00 p.m. New York time, to purchase all or any part of their respective holdings of MTII common stock at an exercise price of $5.00 per share.

      6. Blimpie Stock Conversion Rights. After MTII has completed two fiscal years



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

of operation, all of MTII's shareholders except Blimpie shall have the right, from the end of the second fiscal year through the end of the ninetieth day after the public issuance of Blimpie's audited financials for the second such year, by written notice of election to Blimpie and the other MTII shareholders, to convert all or a portion of their respective shares of MTII common stock into Blimpie common $.01 par value stock (hereinafter the "Converting Shareholders") pursuant to the following formula (hereinafter the "Conversion Election"):

      6.1 Said electing shareholders shall establish a ratio equal to the ratio of (i) MTII earnings based on the average of two years of MTII earnings or the second year's earnings if less than the first year's earnings to (ii) Blimpie consolidated earnings (including MTII earnings for the same period). The highest ratio can be one to one but there cannot be a ratio where there are more than one Blimpie share for one MTII share.

      6.2 Converting shareholders shall specify in writing the number of their MTII shares they elect to convert (hereinafter the "Conversion Shares").

      6.3 Each converting shareholders, subject to the Aggregate Conversion Limitation (defined below in Article 6.43), shall be entitled to receive the number of Blimpie shares (hereinafter the "Converted Shares") which are equal to:

      6.3.1 The number of Conversion Shares for each converting shareholder;

      6.3.2 Multiplied by a fraction which shall:

        6.3.2.1 Be deemed to never be greater than one (1);

        6.3.2.2 Have a numerator which is the lesser of the earnings per share of MTII for:

          6.3.2.2.1  The last twelve (12) months; or

          6.3.2.2.2  The last twenty-four (24) months; and

      6.3.2.3 Have a denominator which is the earnings per share for Blimpie for the applicable period of time in subsection 6.3.2.2.1 or 6.3.2.2.2, including the consolidated MTII earnings of Blimpie but excluding the earnings of any other shareholder of MTII.

For example, if MTII earns $.50 for the fiscal year and Blimpie consolidated earnings (assuming Blimpie owns 70% of the outstanding shares of MTII) which includes 70% MTII, earnings was $1.00, MTII can convert two MTII shares to one Blimpie share. MTII


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

accounting procedures such as GAAP and GAAS shall be the same procedures as applied by Blimpie to its own earnings. Notwithstanding the foregoing, the right of conversion by MTII shareholders shall be conditioned upon the following:

      6.4 In no event may the electing shareholders of MTII exercise the Conversion Election in the aggregate in any point in time, to own more than ten
(10) percent of the outstanding and issued shares of Blimpie (hereinafter the "Aggregate Conversion Limitation").

      6.5 Subject to the limitations set forth in Article 6.4 herein, each shareholder can only elect to convert in relationship to the percentage of their shares as compared to the other shareholders entitled to convert. For example, if Lumi Kuke owns 44% of the shares of the non-Blimpie shareholders, Lumi Kuke can convert up to 44% of 10% of the outstanding and issued shares of Blimpie International, Inc. or 4.4% of Blimpie International, Inc. stock.

       6.6 If less than all of the shareholders of MTII notify Blimpie of their intent to convert their shares, all of the other non-electing shareholders shall receive a notice from Blimpie of its receipt of such conversion election notice by the electing shareholder(s). The non-electing shareholders of MTII shall then be afforded the opportunity to also elect to convert their shares to Blimpie shares within the next forty five (45) day period after receipt of notice.

      6.7 If such conversion results in the issuance of ten percent of the outstanding and authorized shares of Blimpie, but does not result in the purchase of all MTII shares not held by Blimpie, then in such an event, Blimpie shall have the option of purchasing the remaining shares held by the electing shareholders at five dollars per share pursuant to Article 4 herein and if said shares are not purchased pursuant to said option, then the option granted to Blimpie shall be deemed null and void and of no further force and effect.

      7. Existing Maui Tacos Locations. At such time that MTII is approved by the State of Hawaii to award franchise agreements, Lumi Kuke and No Lava shall jointly and individually cause the corporations listed on Exhibit A to enter into franchise agreements with MTII which will provide for franchise fees of 6% of gross sales and 4% for advertising. However, so long as Lumi Kuke and/or No Lava are the controlling shareholders or if Ellman or Gordon are the controlling shareholders of the corporations listed on Exhibit A, said franchise and advertising fees shall be waived. At such time that any or all of the corporations or their assets are sold to third parties, then the waiver of franchise and advertising fees shall be deemed null and void and of no further force and effect so that said transferee shall then be obligated to pay to MTII said franchise and advertising fees. All new Maui Tacos locations whether owned directly or indirectly by Lumi Kuke or No Lava shall be franchisees of MTII paying all franchise and advertising fees without any waiver or cessation of same whatsoever.

      8. Option to Purchase. Subject to the rights of Blimpie as is set forth in
Article 5 herein and the Conversion rights in Article 6.7 herein, the shares of all MTII shareholders shall be subject to an option by MTII and the remaining shareholders as set forth herein. Said shares or any right, title or interest therein whether now owned or hereafter acquired, shall not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, except in accordance with the provisions of this Agreement. Any disposition or encumbrance of shares contrary to the provisions hereof shall be void. In the event that any shareholder desires to sell all of its, his or her shares (no shareholder may sell a part of its/his/her shares except pursuant to the Conversion rights set forth in Article 6 hereof) to an offeree, the selling shareholder shall give at least thirty (30) days' notice in writing by certified mail with return receipt requested to the other shareholders and MTII, setting forth the number of shares for sale and the terms and conditions of the said offer. Within the thirty day
(30) period, a special meeting of the shareholders shall be called by MTII to which the directors shall be invited, upon not less than five (5) days' nor more than ten (10) days' written notice to all directors and shareholders. Such meeting shall be held at the principal office of MTII or such other place as may be designated in the notice. At such meeting, the shares that the offering shareholder desires to sell shall be offered for sale and shall be subject to an option to purchase by MTII, which option shall be exercised, if at all, at the time of such meeting or any adjourned date thereof not to exceed ten days.
      8.1 If MTII does not purchase all shares of the selling shareholder, the shares not so purchased shall be subject to an option in favor of the non-selling shareholder(s) to each purchase a proportionate share of such shares. Such option shall be exercised, if at all, at the time of the meeting of shareholders or any adjourned date thereof not to exceed ten (10) days.

      8.2 Within five (5) days after the meeting of shareholders, the Secretary of MTII shall notify the shareholder who desires to sell its, his or her or its shares of the action taken at the meeting. Such notice shall state how many shares, if any, MTII has elected to purchase and, if MTII has not elected to purchase all shares, the number of shares, if any,


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

that each of the other shareholders has elected to purchase.

      8.3 The Option to Purchase set forth above in Article 8 shall be deemed null and void in the event of a public sale of any of the shares of MTII and the remaining shareholders and MTII shall execute any and all documents required by securities counsel to waive any and all options or modify this Agreement as is necessary to effectuate the intent of this Article.

      8.4 The parties to this Agreement agree and acknowledge that the infrastructure of Blimpie will be providing support services to MTII for fair and reasonable compensation and it shall not be deemed a violation of this Agreement or self dealing for such services to be provided. Nothing contained herein shall be deemed to limit or in any way to directly or indirectly limit or modify Blimpie's right to authorize any type of menu change or expansion of the product line of all or some of the Blimpie Restaurant system controlled by Blimpie or of any other operation or system now owned or hereinafter acquired or developed by Blimpie except at MTII's units which menu changes shall be determined by the Board of Directors of MTII. It is acknowledged that Blimpie formerly owned five full service Tex-Mex Bar/Restaurants which included a full line of Mexican-type products. Moreover, Blimpie recently has authorized a Chicken Fajita sandwich for the Blimpie system and it is possible that other ethnic/Mexican products may be authorized in addition to the core menu of Blimpie Restaurants. Blimpie agrees, however, that it will not duplicate any of the recipes of Lumi Kuke or Ellman except to the extent of duplicated recipes currently in Blimpie's possession from its Border Cafe' operations. Blimpie shall provide copies of its recipes to Lumi Kuke or Ellman at their request with a copy to their attorney for their records.

      9. Representations and Warranties. By execution hereof, the signators to this Agreement hereby acknowledge that there have been no other agreements or promises or understandings nor have their been any other representations, warranties, forecasts, estimates, inducements or projections of any type or nature with respect to success, projected sales volume, net profits, gross profits, loans committed, capital investment promised, or any other information made by any of the signators to this Agreement or any of their officers, directors or others, or any other person or entity or others in connection with this transaction other than those set forth herein, if any.

      10. Arbitration. In the event of a dispute or conflict between any of the shareholders, whether current or future, including but not limited to, Celebrities and other entities that receive shares pursuant to this Agreement, the dispute or conflict shall be


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

submitted to the American Arbitration Association in New York, New York before a single arbitrator whose decision shall be final. In no event shall the terms and conditions of this Agreement be modified or changed. At the arbitration, the Federal Rules of Evidence and Procedure shall be applied and irrelevant information shall not be subject to review by the arbitrator and any arbitrator's decision whether final or preliminary that violates any applicable law, rule or regulation shall be subject to review by a Federal Court and said judge shall be empowered and directed to vacate or modify any such decision or award. It is the intention of the parties to enable the judiciary to modify or prevent improper decisions by an arbitrator. Nothing contained herein shall limit or prevent any party to this Agreement from requesting from any court of competent jurisdiction for judicial assistance in restraining and enjoining violations of this Agreement.

      11. Term of Agreement. This Agreement shall remain in force until terminated in writing by all of the shareholders then holding shares in MTII.

      12. Notices. All notices, offers, acceptances, waivers and other communications by any party to any party under this Agreement shall be in writing and shall be sufficiently given if delivered to and acknowledged in writing by the addressee in person or if mailed postage pre-paid and by certified mail, return receipt requested or sent by nationally recognized overnight carrier service (for example Federal Express), to such addressee at its/his/her respective address set forth below, or to such other address as such addressee, by notice to all other parties given in accordance with this paragraph, may designate from time to time. Lumi Kuke, Lau Lau, MTII, Ellman, Gordon, Sitkoff, Downes and Blimpie and all other future shareholders shall provide the name and address of an attorney who shall be deemed to be authorized to accept notices, civil process and all other legal communications for each party if said party cannot be notified or served. Facsimile or e-mail notices shall not be valid notice under this agreement.

      12.1  Such notices shall be addressed to the parties as follows:

                  If to MTII or Blimpie:
                  Anthony P. Conza, President
                  740 Broadway, 12th Floor
                  New York, New York 10003
                            AND
                  David L. Siegel, Esq.
                  740 Broadway, 12th Floor
                  New York, New York 10003
                            AND


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

                  Steven D. Dreyer, Esq.
                  Hall Dickler Kent Friedman & Wood LLP
                  909 Third Avenue - 27th floor
                  New York, New York 10022-9998

                  If to Gordon, Lumi Kuke or Lau Lau:

                  Shep Gordon
                  c/o Alive Enterprises
                  3264 South Kihei Road
                  Kihei, Maui, HI 96753
                           AND
                  c/o Jeffrey M. Smith, Esq.
                  Katz, Smith & Cohen
                  Ivy Place
                  3423 Piedmont Road, N.E.
                  Second Floor
                  Atlanta, Georgia 30305

                  If to Ellman, No Lava, Lumi Kuke or Lau Lau:

                  Mark and Judy Ellman
                  c/o Alive Enterprises
                  3264 South Kihei Road
                  Kihei, Maui, HI 96753
                        AND
                  David H. Nakamura, Esq.
                  P. O. Box 1431
                  Wailuku, Maui, Hawaii, 96793

                  If to Sitkoff:

                  Robert Sitkoff
                  c/o Philip H. Weener, Esq.
                  Weener & Mason LLP
                  1200 Ashwood Parkway, Suite 506
                  Atlanta, Georgia 30338

                  If to Downes:

                  Yvonne Downes


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

                  c/o Charles G. Leaness, Esq.
                  740 Broadway, Suite 1201
                  New York, New York 10003

MTII, Blimpie, Ellman, Gordon, Sitkoff, Lumi Kuke, Lau Lau and Downes hereby appoint the attorneys set forth above in this Article to receive notice and process for them pursuant to Article 12 above.

      12.2 Notices shall be deemed given seven (7) business days after receipt when sent in accordance with the foregoing.

      12.3 Benefit. This Agreement shall be binding upon and shall operate for the benefit of MTII, Blimpie, Lumi Kuke, No Lava, Ellman, Gordon, Sitkoff, Downes and Celebrities and other entities who of which receive shares pursuant to this Agreement and all other future shareholders and their respective heirs, permitted assignees and transferees and legal representatives. It shall also be binding upon any transferee who has received any shares in accordance with the provisions of Article 8 hereof and the heirs and legal representatives of such transferee, and upon any person to whom any of the shares are transferred in violation of the provisions of this Agreement and its/his/her heirs or legal representatives. Each of the shareholders shall include in his or her last will and testament an appropriate provision referring to the Agreement and authorize and direct his or her individual executors to carry out the terms thereof. Failure to execute such a will however, shall not affect the rights or obligations of any party to this Agreement.

      13. Support Services. Ellman shall provide any and all necessary advisory and consulting services required by MTII in order to develop an appropriate system of operation which will convert the existing Maui Tacos restaurant concept into a noncooking system which shall include recipes, recommended equipment, systems of service, controls, portions, employee requirements and any other matter needed to create the business system which will then be part of the MTII franchise program. Ellman shall be available as is needed by MTII for such consulting services, it being understood however, that Ellman's responsibilities to MTII shall be solely limited to the provision of information regarding the above items and MTII is responsible for developing the new Maui Tacos business system after receipt of such information.

      13.1 Ellman and Gordon shall each reasonably assist BI Concept Services, Inc. ("BI Concepts") soon to be the wholly owned subsidiary of Blimpie that coordinates all


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

construction, equipment and design for Blimpie Restaurants in order to develop the required equipment, decor, specifications, CAD systems, etc. for use by MTII. Such assistance shall be deemed to only include the provision of information as to the current equipment being utilized by Maui Tacos and their advice and recommendations regarding any equipment that may vary or replace existing types of equipment in use. If the Board of Directors of MTII decides to utilize BI Concepts' services to supply equipment, it is acknowledged that BI Concepts includes profit mark-ups for its services consistent with the same mark-up formula utilized by Blimpie in the sale of equipment to franchisees of Blimpie.

      13.2 Ellman shall also provide any and all necessary advisory and consulting services required by MTII in order to develop a juice/Smoothie's system of operation which will be used with the new Maui Tacos restaurant concept or independently as a stand-alone business or co-brand with other concepts to be utilized as determined by the Board of Directors of MTII. Such services shall include recipes, recommended equipment, systems of service, controls, portions, employee requirements and any other matter needed to create the business system which will then be part of the MTII franchise program. Ellman shall be available as is needed by MTII.

      13.3 With respect to any services provided by Ellman or Gordon, such services are intended to be commercially reasonable and are nonexclusive. Such services are subject to a prior reasonable notice as to when the respective services are needed.

      13.4 Gordon shall provide consultation services to MTII with respect to marketing, private labeling, promotions and public relations in order to facilitate the commencement of MTII's business. Gordon shall negotiate on behalf of MTII its relationship with the Celebrities and outside entities who will be sold shares of MTII for nominal consideration. Gordon shall receive no compensation for such consultation or negotiation services except MTII shall pay Gordon's approved expenses in connection with such matters.

      14. Miscellaneous Provisions. This Agreement may not be changed or modified nor may any provision hereof be waived, except by a written instrument signed by the respective parties to this Agreement as may be appropriate under applicable law or their assignees.

      14.1 This Agreement shall be construed in accordance with the laws of the State of New York.

      14.2 This Agreement shall bind and benefit the heirs, executors, administrators, successors and assigns of the parties hereto.

      14.3 This entire Agreement shall survive closing.

      14.4 Ellman and Gordon warrant and represent that: (i) Lumi Kuke and Lau Lau have the power and authority to execute this Agreement and grant to MTII the rights set forth herein; and (ii) such transaction as contemplated herein does not, with respect to the agreements by Lumi Kuke or No Lava, violate any applicable laws, rules and regulations nor the rights of any creditors or third parties and that said transaction is valid and binding.

      14.5 This Agreement may be executed in counterparts, each of which shall be considered an original agreement.

      15. Broker. The signators to this Agreement acknowledge and warrant and represent to the others that there is no broker or any other party entitled to a commission or other compensation arising from this Agreement involved in this transaction except Downes.

      16. Ellman Consulting. MTII intends to retain Mark Ellman for the first year of operations for compensation to be negotiated between MTII and Mark Ellman. Currently the negotiated compensation for Mark Ellman is $300 per day plus a reasonable travel expenses. With respect to air travel, Ellman shall receive coach seats for all U.S.A. travel and, if international air travel is required, business class.

      17. Abandonment and Business Failure. In the event that the business of MTII is unsuccessful to the extent that Blimpie and Lumi Kuke are unwilling to devote any material further time, effort or funds or any developmental activities, then in such an event the parties shall execute an agreement agreeing to abandon their efforts to operate the business of MTII. In such an event in any geographic area not exploited, MTII hereby grants to Lumi Kuke an option to purchase a royalty-free license for the Maui Tacos trade name and trademark for the consideration of $100 for use in such unexploited areas. With respect to any and all then existing agreements made by MTII as of the date of such transfer, MTII shall continue to provide all the servicing and support of existing MTII franchisees and subfranchisors. Lumi Kuke and any entity that receives a royalty-free license of the MTII trademarks shall execute a written agreement establishing a reasonable protected territory around each existing franchisee and/or subfranchisor.

      18. Cessation of Business Activities. In the event MTII fails to operate its business in a profitable manner, however, if either MTII or Blimpie continues to seek to develop franchises and/or subfranchises and to continue to run the business, then in such an event business activities shall not be deemed to have ceased. In the event of a cessation of business activities, i.e., the failure of either MTII or Blimpie to continue to seek to develop franchises and/or subfranchises, then such cessation of business for a one hundred twenty
(120) day period shall be deemed to be abandonment and subject to the provisions of Article 17 herein.

      19. Sale of Blimpie International, Inc. In the event of a merger or acquisition of Blimpie whereby management control is transferred from either Conza and/or Siegel or the current executives of Blimpie to third parties (excluding individual sales of stock in Blimpie by said individuals pursuant to either public registrations or sale of SEC Rule 144 shares), such sale, merger or acquisition shall also include the interests of Lumi Kuke. In the event, however, if Lumi Kuke is unable to negotiate an acceptable purchase price based upon its sole discretion for its shares from the merged entity or transferee, then a shareholders agreement shall be executed by the merged entity or transferee with Lumi Kuke reasonably protecting its interests with respect to dividends, voting, transfer of the business and such other protections as may be reasonably expected to protect minority shareholders in such a situation. The intent of this article is to provide a mechanism to establish reasonable minority shareholder protections but enable the continuation of competent management with the ability to function in a reasonable manner as is consistent with other businesses of similar nature. If the parties cannot agree, the issue shall be submitted to arbitration pursuant to Article 10 herein and the decision of the arbitrator shall be final.

      20. Attorneys. Blimpie has been represented by Steven Dreyer, Esq. of Hall Dickler Kent Friedman & Wood LLP and David L. Siegel, Esq., Gordon has been represented by Jeffrey M. Smith, Esq., Katz, Smith & Cohen, Mr. and Mrs. Ellman, No Lava and Lumi Kuke have been represented by David H. Nakamura, Esq., Downes has been represented by Charles G. Leaness, Esq. and Sitkoff has been represented by Philip H. Weener, Esq. of Weener & Mason LLP.

      21. Blimpie Warrants. Blimpie hereby agrees to issue to Lumi Kuke one or more warrants (the "Warrants") entitling Lumi Kuke to purchase, in the aggregate, up to

50,000 shares of the common stock, $.01 par value. of Blimpie International, Inc. (the "Common Stock") at an exercise price equal to the mean of the high and low prices of the Common Stock quoted on the NASDAQ National Stock Market on the date of this Agreement. Blimpie shall direct its securities counsel to provide the appropriate documentation for the Warrants. Lumi Kuke shall jointly execute and deliver to Blimpie, within ten (10) days of the date hereof a written notice specifying the identities of the holder or holders of, and the number of shares of Common Stock issuable pursuant to, each of the Warrants. None of the Warrants shall be issued until such notice has been received by Blimpie. Lumi Kuke (a "Holder") hereby warrants and represents to Blimpie as follows:

      21.1 Neither the Warrants nor the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") has been registered pursuant to a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Until such time as a Registration Statement pertaining to the Warrant Shares shall be declared effective by the Securities and Exchange Commission (the "Commission"), Blimpie shall not be required to issue any certificate for shares of Common Stock purchased upon the exercise of the Warrants unless, in connection with such exercise.

      21.2 The exercising Holder makes and delivers the following representations to Blimpie in writing:

      21.2.1 The Holder is purchasing the Warrant Shares solely for his or her own account.

      21.2.2 The Holder is an "accredited investor" (as that term is defined in rule 501 of Regulation D under the Act). The Holder has received and read, or the person who exercises full investment discretion to act in the Holder's behalf, has received and read Blimpie's Annual Report on Forms 10-KSB or 10K for its most recent fiscal year, Blimpie's quarterly reports on Form 1O-QSB or 1O-Q for all periods between the end of Blimpie's most recently completed fiscal year and the date of exercise of the Warrant, Blimpie's most recent annual report to shareholders, Blimpie's most recent proxy statement delivered to shareholders in connection with the election of directors, and all such other information and documentation as the Holder, or the person who exercises full investment discretion to act in the Holder's behalf, has requested from Blimpie. The Holder has relied on nothing other than said information and documentation in deciding whether to exercise the Warrants. The Holder acknowledges that it has been given, or the person who exercises full investment discretion to act on the Holder's behalf has been given, the opportunity to ask questions and receive satisfactory answers concerning the purchase of Warrant Shares upon exercise of the Warrants, the operations and financial condition of Blimpie, and the accuracy of the information provided by Blimpie to the Holder or the person who exercises full investment discretion to act in the Holder's behalf.

      21.2.3 The Holder has no intention of distributing or reselling the Warrant Shares or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state securities laws, without prejudice, however, to the Holder's right at all times to sell or otherwise dispose of all or any part of the Warrant Shares pursuant to the above-mentioned registration thereof under the Securities Act and, if applicable, qualification under such state securities laws or under an exemption from such registration available under the Securities Act.

      21.2.4 If the Holder desires to sell or otherwise dispose of all or any part of the Warrant Shares (other than pursuant to an effective Registration Statement under the Securities Act or a sale or other disposition made pursuant to the Commission's Rule 144), if requested by Blimpie, the Holder will deliver to Blimpie, an opinion of counsel, reasonably satisfactory in form and substance to Blimpie and its counsel, that such exemption is available.

      21.2.5 Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the certificates evidencing the Holder's ownership of the Warrant Shares (and all certificates for securities issued in exchange therefor or substitution thereof) shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OP REGISTRATION OR AN EXEMPTION THEREFROM
      UNDER SAID ACT OR SUCH LAWS."

      22. This Agreement is intended to be executed in original and by fax. The parties plan to disseminate faxed copies of the Agreement and originals in anticipation that when all parties have signed one or more agreements, whether by fax or original, this Agreement shall be deemed valid and effective. All parties hereof agree to execute as many duplicate originals as may be requested by Blimpie.


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    Maui Tacos International, Inc.


                                    By:_________________________
                                          President

                                    Blimpie International, Inc.


                                    By:_________________________
                                          President

                                    No Lava, Inc.


                                    By:________________________
                                          President


                                    By:________________________
                                          Mark Ellman


                                    By:________________________
                                          Shep Gordon


                                    By:________________________
                                          Robert Sitkoff


                                    By:________________________
                                          Yvonne Downes


Signatures Continued On Following Page

                                    Lumi Kuke Limited Partnership


                                    By:_________________________
                                          President of Lau Lau, Inc.

                                    Lau Lau, Inc.


                                    By:_________________________
                                          President




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